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                                                                  EXHIBIT 99.366

                                                                      MARCH 14,
                                                                      2000 DRAFT


                   REFORM OF THE CALIFORNIA ELECTRICITY MARKET

                                 A PATH FORWARD

Over the past year the California ISO has addressed a series of seemingly unrelated market problems through a sequence of proposed amendments to the market design. These proposed amendments have pertained to generator interconnection (Amendment 19), intra-zonal congestion management (Amendments 18 and 23), RMR scheduling (Amendment 26), and providing incentives for generator construction and transmission expansion in transmission constrained areas (Amendment 24). However, it is now apparent, and clear from recent FERC decisions, that these are not disconnected issues. In fact, all of these problems have a common origin in fundamental market design flaws of the current pricing system. Fundamental problems require solutions that are comprehensive and go to the fundamental issue.

Almost by definition, the current pricing rules cannot "get the locational prices right." Instead, the current zonal pricing system suppresses commercially significant locational price differences. Inevitably, the disconnect between the resulting zonal prices and true market clearing prices and opportunity costs means that the zonal prices cannot support efficient operating or investment decisions in a competitive market. Because the current zonal pricing system does not get the prices right, there is too little incentive to build new generation or transmission where it is needed, too little incentive to start and operate existing generation in constrained areas, too much incentive to build and operate generation in some constrained down areas, and the marketplace incurs excessive redispatch costs in maintaining reliability.

These problems must be addressed, and a fundamental choice confronts the ISO and market participants in deciding how they will be addressed. The alternatives are to address these problems by imposing additional restrictions on the market and moving to greater reliance on centralized decision making and command and control, both in maintaining short-term reliability and making long-term investments; or to move to enable decentralized decision making, in both the short-term market and with respect to long-term investments, by getting the prices right. We support the latter approach and are proposing reforms of the California market that are intended to promote reliance on market mechanisms for congestion management in both the long and short-run.

In proposing an integrated fundamental reform of congestion pricing in the California electricity market, it is important to be clear about the core elements of the interconnected components. We recognize that it will be necessary to move in an orderly manner from the current system to the intended end state. Nevertheless, we share the view that the ISO's congestion management reforms must move expeditiously and strongly in the direction of using market-based prices, rather than non-market prices and command and control measures, to manage congestion on the California grid. Consistent with this view, we are united in our belief that the ISO must use pricing mechanisms that accurately reflect the actual market value of energy at each location, including the effect of



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congestion and redispatch costs on that market value. We believe that more accurate pricing will provide the short-term and long-term price signals that will permit reliance on a market driven approach to managing congestion, while substantially reducing the need for non-market intervention by the ISO in either short-term operating decisions or long-term investment decisions. Only when the transmission prices that market participants face are aligned with grid realities and congestion redispatch costs will the market begin to respond naturally to prices in ways that are consistent with relieving congestion and maintaining reliability.

Furthermore, we share the belief that the market can have greater commercial flexibility, and the ISO will have substantially less need for intervening in the market, only when the market has the proper price incentives to make these goals possible. Unless all commercially significant price differences are reflected in the ISO's transmission pricing system, the ISO will have a continuing need to rely on command and control mechanisms for congestion management. The goal of providing better and more accurate pricing that reflects all commercially significant price differences should therefore be the North Star guiding the ISO's efforts to reform its congestion management system.

We understand that any fundamental redirection of the ISO's congestion management approach will require a significant effort by all concerned. Some of the mechanisms needed to price congestion more accurately may not yet be available to the ISO and may require time to develop. Similarly, metering limitations may limit the degree to which many loads within California can accept and respond to price signals. A phased approach, grounded in what can realistically be accomplished in each phase, will be necessary. The limitations applicable to particular generators or consumers should not, however, foreclose options to other generators or consumers to whom those limitations are not applicable. Moreover, it is necessary that the reform effort be consistently guided towards ensuring that commercially significant transmission cost differences are reflected in transmission prices and in promoting reliance on market based mechanisms for congestion management.

We forsee three transition phases in the reform of the California ISO's transmission pricing system. During the Initial Phase, the ISO will shift its philosophy toward reliance on market based congestion management systems. This phase could begin immediately. In particular, it need not wait until every element of the ultimate reform package is filed at FERC. In the Near Term Implementation Phase, the ISO will begin to modify elements of its software and accounting system so as to improve its ability to manage transmission congestion on a market-price basis and to provide pricing flexibility to its transmission customers. Here too, the ISO need not wait until every element of the ultimate reform package is filed at FERC to begin developing the more flexible software that may be required by a market based congestion management system. Finally, in the Intermediate Implementation Phase, customers will be provided flexibility in choosing among transmission pricing systems, ensuring that all customers are able to respond to commercially significant price differences. The market will then gradually evolve towards the end state to the degree required by the commercial interests of the market



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participants. The significant elements of these transition phases are described briefly below.

INITIAL PHASE

1. Energy prices, and locational differences in energy prices, will provide the market incentive for needed generation and transmission investments.

o Non-wires investments will be based on market decisions and will not be included in the regulated rate base.

o When there are substantial free-rider problems or other market failures, investment in new transmission or distribution wires would be made under a regulatory backstop. Recovery in the access charge of costs associated with new transmission investments will require a demonstration both that the investments are economically justified and that free rider effects prevent the recovery of these costs in the market.

2. Congestion zones will be split to facilitate inter-zonal congestion management whenever intra-zonal congestion becomes commercially significant. If the ISO concludes that the intra-zonal congestion management system is not working or failing to provide needed incentives, the ISO will be required to address the problem by splitting zones, not through OOM, restrictions on entry, subsidies or other extra-market devices for managing intra-zonal congestion. The rule will be that if the intra-zonal congestion pricing system does not work well, the ISO will split the zone.

3. Generator interconnection requirements will be limited to those required to enable the generator to reliability deliver power to the grid. The congestion management system will treat new and existing generators alike.

4. One or more trading hubs internal to California will be established and the buses comprising the hubs determined. The ISO will post hub prices based on the average of the zonal prices at these buses.

5. FTRs will continue to be defined and auctioned on a zone to zone basis, but each inter-zonal FTR will have a reference bus origin and destination that will define its new origin and destination zone in the event that the original origin or destination zone is split.

6. Restrictions on participation in the congestion management market, including rules relating to balanced schedules, will be eliminated as required to permit reliance on market based congestion management.

7. Entities paying for transmission expansions will be awarded FTRs corresponding to the change in transfer capability associated with their investment in the transmission system.



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8.       RMR contracts will to the extent possible be called as part of the ISO coordinated inter-zonal congestion management market -- not before, not after. RMR contract calls will be integrated into the congestion management system and will be able to determine market prices.

9. All market participants will be permitted to submit negative adjustment bids.

NEAR-TERM IMPLEMENTATION PHASE

1. Zones will continue to be divided as required to manage transmission congestion. Zone splitting will be facilitated by calculating zonal prices based on the weighted average of the bus prices within the zone. The ISO's commercial software will be able to calculate LMP prices at each bus within the zones.

2. FTRs will be sold in periodic auctions administered by the ISO, and all FTRs that are simultaneously feasible in conjunction with already outstanding FTRs will be available for purchase and sale in these auctions.

3. Market participants will be able to acquire FTRs defined on a point-to-point basis that will hedge congestion based on the corresponding zonal or locational price at each point.

4. Market participants will be able to acquire FTRs defined as obligations in the FTR auction and will be able to buy negatively priced FTRs in these auctions, i.e. to sell congestion management forward through the FTR auction.

5. Energy and transmission pricing will include the cost of incremental energy losses.

6. The locations included in the trading hub will remain unchanged, but the trading hub price will be calculated based on the average of the LMP price at the locations included in the hub rather than the average of the zonal prices at those locations.

7. Reliability will be maintained and congestion managed through market incentives to the extent possible. In situations in which it is necessary to mitigated market power, this mitigation will be implemented to the extent possible through financial instruments with a defined quantity and term rather than through physical call contracts.

INTERMEDIATE IMPLEMENTATION PHASE

1. Generators with appropriate time of use metering will be able to choose to be paid the LMP price at their location. Generators not selecting this option will be paid the zonal price for their location, calculated as the weighted average bus prices for energy injections subject to zonal pricing in that zone.



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2.       Generators electing to be paid the LMP price at their location will not be eligible to receive constrained off payments.

3. Loads with appropriate time of use metering will be able to choose to pay the LMP price at their location. Loads not selecting this option will pay the zonal price for their location, calculated as the weighted average bus price for energy withdrawals subject to zonal pricing in that zone.

The core of the end-state pricing system for the California electricity market is described by the following elements:

END-STATE

1. The ISO's congestion management system will be based on the principles of bid-based economic dispatch and market clearing prices for energy and ancillary services. Energy, ancillary services, and transmission pricing will be based on locational marginal pricing.

2. Energy and ancillary services prices, and locational differences in prices, will provide the market incentive for needed generation and transmission investments.

         o Non-wires investments will be based on market decisions and will not be included in the regulated rate base.

         o When there are substantial free-rider problems or other market failures, investment in new transmission or distribution wires would be made under a regulatory backstop. Recovery in the access charge of costs associated with new transmission investments will require a demonstration both that the investments are economically justified and that free rider effects prevent the recovery of these costs in the market.

3. Financial transmission rights will be established in the form of point to point FTRs. Ownership of an FTR will entitle the holder to receive, or in the case of FTR obligations, require the holder to make, a payment equal to the difference in spot prices between the destination and origin points of the FTR.

4. FTRs will be sold in periodic auctions administrated by the ISO, and all FTRs that are simultaneously feasible in conjunction with already outstanding FTRs will be available for purchase and sale in these auctions.

5. Entities paying for transmission expansions will be awarded FTRs corresponding to the change in transfer capability associated with their investment in the transmission system.

6. Loads with appropriate time of use meters will pay locational prices and will be able to provide ancillary services (such as 10 and 30 minute reserves).

7. Energy, ancillary services and transmission pricing will include the cost of incremental losses.



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8.       Generator interconnection requirements will be limited to those required to enable the generator to reliably deliver power to the grid. The congestion management system will treat new and existing generators alike.

9. One or more trading hubs internal to California will be established and the locations comprising the hubs determined. The ISO will post day ahead and real time hub prices based on the average of the prices at the locations included in the trading hub.

10. Reliability will be maintained and congestion managed through market incentives to the extent possible. In situations in which it is necessary to mitigate market power, this mitigation will be implemented to the extent possible through financial instruments with a defined quantity and term rather than through ongoing physical call contracts (e.g. RMR contracts).

Reliant Energy
Sempra Energy
Southern Energy
TURN
UCAN
Williams Energy Marketing & Trading



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